As filed with the Securities and Exchange Commission on October 17, 2014
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NIMTECH CORP.
                 (Name of small business issuer in its charter)

           Nevada                                 3990
(State or Other Jurisdiction of       (Primary Standard Industrial            (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                         str.100, Emirhan, 10/2, bld. A
                                Sanliurfa, Turkey
                               Phone: +17027510595
                          E-mail:nimtechcorp@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         BUSINESS FILINGS INCORPORATED.
                  311 S Division Street, Carson City, NV 89703
                                Tel: 608-827-5300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott Olson Attorney
                                  274 Broadway
                              Costa Mesa, CA 92627
                               Phone: 310 985-1034
                             e-mail:sdoesq@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                  9,000,000               $0.01                 $90,000               $10.46
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

                                  NIMTECH CORP

                        9,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Nimtech Corp and no public market currently exists for the securities being offered. We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Badria Alhussin, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $ 0.01per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the Nimtech Corp decides to do so, or (ii) when the offering is fully subscribed for.

                    Offering Price                          Proceeds to Company
                      Per Share         Commissions            Before Expenses
                      ---------         -----------            ---------------

Common Stock           $ 0.01          Not Applicable              $ 90,000
Total                  $ 0.01          Not Applicable              $ 90,000

Nimtech Corp is a development stage company and has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Nimtech Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF NIMTECH CORP'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   SUBJECT TO COMPLETION, DATED _______, 2014

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  4
FORWARD-LOOKING STATEMENTS                                                    9
USE OF PROCEEDS                                                               9
DETERMINATION OF OFFERING PRICE                                              10
DILUTION                                                                     10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS                                                       11
DESCRIPTION OF BUSINESS                                                      15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  25
EXECUTIVE COMPENSATION                                                       26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               27
PLAN OF DISTRIBUTION                                                         28
DESCRIPTION OF SECURITIES                                                    29
INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                              30
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       30
EXPERTS                                                                      30
AVAILABLE INFORMATION                                                        30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        30
INDEX TO THE FINANCIAL STATEMENTS                                            31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "NIMTECH CORP" REFERS TO NIMTECH CORP THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

NIMTECH CORP

We are a development stage company and our business is manufacture and distribution of paper cup products. Nimtech Corp was incorporated in Nevada on February 4, 2014. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at str. 100, Emirhan, 10/2, bld. A, Turkey. Our phone number is +17027510595.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (February 4, 2014) through July 31, 2014, reports no revenues and a net loss of $(136). Our independent registered public accounting firm has issued an audit opinion for Nimtech Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To the date, we have developed our business plan, purchased one unit of equipment from "STREAMTOWN COMMERCIAL AG", which agreed to supply us with paper cup forming machines.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:                   NIMTECH CORP

Securities Being Offered:     9,000,000 shares of common stock.

Price Per Share:              $0.01

Duration of the Offering:     The  shares  will be  offered  for a period of two
                              hundred  and forty  (240) days from the  effective
                              date  of  this  prospectus.   The  offering  shall
                              terminate  on the earlier of (i) the date when the
                              sale of all 9,000,000  shares is  completed,  (ii)
                              when the Board of Directors  decides that it is in
                              the best  interest of the Company to terminate the
                              offering  prior the  completion of the sale of all
                              9,000,000 shares registered under the Registration
                              Statement of which this  Prospectus  is part.  The
                              Company    will   deliver    stock    certificates
                              attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds;               $90,000

Securities Issued and
Outstanding:                  There are 3,500,000  shares of common stock issued
                              and outstanding as of the date of this prospectus, held by our director, Badria Alhussin

Subscriptions:                All   subscriptions   once   accepted  by  us  are
                              irrevocable.

Registration Costs:           We estimate our total offering  registration costs
                              to be approximately $7,000.

Risk Factors:                 See "Risk  Factors" and the other  information  in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 4, 2014 (Inception) to July 31, 2014.

FINANCIAL SUMMARY
                                                               July 31, 2014 ($)
                                                               -----------------
                                                                   (Audited)
Cash                                                                 1,124
Total Assets                                                         9,171
Total Liabilities                                                    5,807
Total Stockholder's Equity                                           3,364

STATEMENT OF OPERATIONS
                                                               Accumulated From
                                                               February 4, 2014
                                                                 (Inception) to
                                                               July 31, 2014 ($)
                                                               -----------------
                                                                   (Audited)
Total Expenses                                                         136
Net Loss for the Period                                               (136)
Net Loss per Share                                                   (0.00)*

----------
* denotes a loss of less than $(0.01) per share.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 4, 2014 and to the date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of paper cup products, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in paper cups manufacture business. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of July 31, 2014, we had cash in the amount of $1,124 and liabilities of $5,807. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incrued net losses of $136 for the period from our inception on February 4, 2014 to July 31, 2014, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the manufacturing and distribution of paper cup products. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Cutler & Co., LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Nimtech Corp is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Badria Alhussin, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mrs. Alhussin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

BECAUSE WE WILL PURCHASE OUR RAW MATERIALS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED SUPPLIES MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import raw materials from our supplier from Panama. Because we keep a minimum stock of raw materials at our warehouse, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who keep a greater stock of raw materials and/or warehouse supplies in the Europe. Deliveries of our raw materials may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;
     (2) problems with ocean shipping, including work stoppages and shipping container shortages;
     (3) increased inspections of import shipments or other factors causing delays in shipments; and
     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse large quantities of raw materials they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may sell similar paper cups in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE COMPANY'S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officers and Director are non-U.S. resident and our headquarter and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

BECAUSE OUR OFFICERS AND DIRECTOR WILL OWN 28% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mrs. Alhussin, our director, will own 28 % of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interest of Mrs. Alhussin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Badria Alhussin, our President, currently devotes approximately twenty hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Mrs. Alhussin to our company could negatively impact our business development.

IF BADRIA ALHUSSIN, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Badria Alhussin, for the future success of our business. The loss of the services of Mrs. Alhussin could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Nimtech Corp and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR PRESIDENT, MRS. ALHUSSIN DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mrs. Alhussin does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Nimtech Corp and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $9,000. We will have to utilize funds from Badria Alhussin, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC
Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $7,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR OFFICERS AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Badria Alhussin, our director, have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 33%, 66% and 100% respectively of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

     Gross receipts                  $30,000          $60,000          $90,000
     --------------                  -------          -------          -------
Number of paper cup forming
 machines to be purchased                  1                2                3
Legal and Professional fees          $ 7,000          $ 7,000          $ 7,000
Lease expenses                       $ 6,000          $ 6,000          $ 6,000
Raw materials                        $ 4,000          $12,000          $18,000
Testing                              $ 1,000          $ 2,000          $ 3,000
Paper cup forming machines           $ 8,000          $16,000          $24,000
Marketing                            $ 4,900          $17,000          $32,700
Website                                   --          $ 2,000          $ 2,000
Salary                               $ 1,800          $ 2,700          $ 3,600
Other expenses                       $   300          $ 1,300          $ 2,700

The above figures represent only estimated costs. We will establish a separate bank account and all proceeds will be deposited into that account. If necessary, Badria Alhussin, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mrs. Alhussin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mrs. Alhussin. Our director will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                        DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company's sole officer and director for common stock since the Company's inception on February 4, 2014. Badria Alhussin, the Company's sole officer and director, paid $0.001 per share for the 3,500,000 shares of common stock she purchased from the Company.

Assuming the completion of the sale of all 9,000,000 shares of common stock in this offering, there will be 12,500,000 shares of common stock outstanding. As of July 31, 2014, the net tangible book value of our shares of common stock was approximately $0.001 per share based upon 3,500,000 shares outstanding and $3,364 in net tangible assets.

The following table illustrates per share of common stock dilution that may be experienced by investors at various funding levels:

     Funding Level                       100%              75%               50%               25%
     -------------                   -----------       -----------       -----------       -----------
Proceeds                             $    90,000       $    67,500       $    45,000       $    22,500
Shares Outstanding                    12,500,000        10,250,000         8,000,000         5,750,000
Offering Price per Share             $      0.01       $      0.01              0.01       $      0.01
Net Tangible Book Value per
 Share prior to Offering             $     0.001       $     0.001       $     0.001       $     0.001
Increase per Share attributable
 to Investors                        $    0.0065       $    0.0059       $     0.005       $    0.0035
Pro Forma Net Tangible Book
 Value per Share after Offering      $    0.0075       $    0.0069       $     0.006       $    0.0045
Dilution to Investors                $    0.0025       $    0.0031       $     0.004       $    0.0055
Dilution as a Percentage of
Offering Price                                25%               31%               40%               55%

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $1,124 as of July 31, 2014. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Badria Alhussin, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mrs. Alhussin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at str. 100, Emirhan, 10/2, bld. A, Turkey. Our phone number is +17027510595.

We are a development stage company and have generated no revenue to the date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on the scale of our expansion. We have not decided yet on the scale of our expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to run out business while we reassess our situation and decide on the scale of our future expansion if any.

$15,000 is an estimate of the amount needed to continue operations assuming we raise minimum of $30,000 but are unable to generate any revenue at the end of the twelve month period described in our "Plan of Operation" below. $15,000 will be used to pay for our reporting obligations ($7,000 per year), advertising expenses and operating costs.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute our product. Our plan of operations following the completion is as follows:

ESTABLISH OUR OFFICE
Month 1st - forward
Expenses: $0

Our president and director, Badria Alhussin will take care of our initial administrative duties. And she is providing her office for our company at no charge. We plan to purchase office equipment locally on demand as we earn profits in our paper cup sales.

ORDERING PAPER CUP FORMING MACHINES
Month 2nd
Expenses: $8,000 - $24,000

If we sell 1/3 of all shares in this offer, we will purchase a second paper cup forming machine for the cost of $8,000, including costs for transportation, customs and taxes. We have already purchased one machine, so if we raise $30,000, we will be able to purchase one more. If we sell 2/3 of all shares we will buy 2 machines for the price of $16,000 and if we sell 100% of all shares we will buy 3 machines for the price of $24,000.

We are not planning to sell the one paper cup forming machine we have already purchased. It will serve us an additional machine for paper cup manufacture and be reserve equipment in case one of the machines purchased during operations breaks down or will be serviced.

SUPPLIES
Months 2nd - 3rd
Expenses: $3,000 - $12,000

We will purchase raw materials from supplier of paper cup forming machines. We plan to keep minimal stock of raw materials. Stock volume will vary from $3,000 to $12,000 depending on percentage of shares sold.

DEVELOP OUR WEBSITE
Months 4th - 5th
Expenses: $0 - $2,000

During this period, we intend to begin developing our website. (If we sell at least 2/3 of the shares). Our president and director, Badria Alhussin will be in charge of registering our web domain. We plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the lifetime of our operations.

BEGIN MANUFACTURE PROCESS
Month: 5th
Expenses: depending on orders

We plan to start manufacturing paper cups after 4 months of preparation. We will have service engineer, who will start manufacturing paper cups for our first clients.

ESTABLISH RELATIONSHIP WITH POTENTIAL CLIENTS
Months 5th - 12th
Expenses: $0

We have already had negotiations with several companies in Turkey and many of them were very much interested in our product. One company has already signed contract with us. We will continue negotiations with companies that had shown interest in our product upon start of manufacture process. Besides that we believe our marketing campaign will attract many more business partners, once we start operations.

HIRE A SALESPERSON
Month 5th

We intend to hire one sales manager with experience and established network in the catering industry. The salesperson's job would be to find new potential customers and to sign agreements with our potential partners. Estimated salary is 15% of monthly sales.

MARKETING
Months 6th - 12th
Expenses: $3,100 - $30,700

We will execute a multi-level marketing and advertising campaign, consisting of visual advertising through direct mail, online marketing through our own website, and coupons on group buying websites. We will also be active in social media to raise awareness of our products. Upon raising 2/3 and more of intended amount we shall advertise our product in media, on radio, TV and on billboards. Such marketing action will raise awareness among people and increase wholesale customers trust in our company. This is a proven, valid strategy in the price competitive market that we are operating in. This strategy generates a repeated customer base that will be critical to our long term success. We intend to spend at least $3,100 if we raise $30,000 and maximum of $30,700 if we raise $90,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

In summary, during 1st-5th months we should have established our office and developed our website. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be developing our marketing campaign. There is now assurance that we will generate any revenue in the first 12 months after completion our offering.

Badria Alhussin, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mrs. Alhussin has agreed to commit more time as required. Because Mrs. Alhussin will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 4, 2014 TO JULY 31, 2014

During the period we incorporated the Company, prepared a business plan and purchased one paper cup forming machine from "STREAMTOWN COMMERCIAL AG", a private enterprise. Our loss since inception is $136. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer for net proceeds of $3,500.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2014, the Company had $1,124 cash and our liabilities were $5,807, comprising $5,807 owed to Badria Alhussin, our president and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,500,000 shares of common stocks to our director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Badria Alhussin, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mrs. Alhussin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $7,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to the date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in paper cup distribution market pose the most significant challenges to the Company's success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Nimtech Corp accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under
Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and a loan from our sole director.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                            DESCRIPTION OF BUSINESS

GENERAL

NIMTECH CORP was incorporated in the State of Nevada on February 4, 2014 with an established year end of July 31. As of today, our Company does not have any revenues, possess minimal assets and have incurred losses since our inception. We are a development-stage company formed to manufacture paper cups using automatic paper cup forming machines. To the date, we have developed a 12-month business plan, have purchased one paper cup forming machine ATW-ZB318, and signed the lease agreement as of 01/08/2014 coming into force March 1, 2015 for the term of 2 years with Ismail Kaya in Istanbul, Turkey, where we will locate our paper cup forming machine. Nimtech Corp intends to position themselves as a high-quality manufacturer of paper cups.

Our company is looking into expanding its business in major cities of Turkey.

To the  date,  we have the  following  partners  ready to  cooperate  with us in
Turkey: Galata Konak Cafe, Ozi Pizza and Pasta, Istanbul Pizza and Kebab House, Paul Cafeteria, Cengelkoy Cynaralty and also small cafeterias in several shopping malls and entertainment centers.

We started looking for equipment supplier and STREAMTOWN COMMERCIAL AG sells paper cup forming machine that has attracted our attention.

We plan to purchase raw materials for making paper cups from the same supplier - Streamtown Commercial AG as well.

Nimtech Corp is a development-stage company and has not generated any revenue from operations to the date and it is possible that without financing, we may not become profitable and will have to cease operations.

PRODUCT

Each day, there are more and more city cafes, malls and entertainment centers with food courts, private products and meal delivery companies, open air cafes, and automated snacks and drinks machines.

This has given us the idea to produce a product that would not only be interesting, but essential, as the demand for high quality paper cups is significantly high.

We want to produce disposable paper cups that will be bright and funny with printed cartoons, graphics, etc., of different sizes, so that they are memorable, high-quality and affordable.

Disposable paper tableware combines usability, availability and ecological safety. Its advantages have made this product very popular. Many large companies in the food industry have successfully used this product for safe and convenient packing. The paper tableware application area is not limited to only selling foods and drinks. It is also widely used for brand awareness, as well as the promotion of products and services as an effective advertising vehicle. We can find paper cups in many places - fast food restaurants and cafes, movie theaters and restaurants and in many other public places.

The  primary  advantage  of  paper  cups  is  their  non-toxicity,   utilization
simplicity and environmental safety.

TARGET MARKET

Our target market can be divided into two sections. One is wholesale customers, which are cafeterias, fast-foods and cafes. This section is obviously the main consumer of our product - disposable paper cups. We will be able to offer them a good price and high quality at the same time, as well as a printed logo of their company on the cups. The other section will be private clients eager to brighten up any event with some special things, such as customized dishware. We can customize cups for them according to the peculiarity of the event, or use their own design.

MARKETS

We decided to begin our operations from Turkey. Istanbul seems to be most favorable area for a business startup, as it has large flow of tourists and therefore many outdoor cafes and fast-foods that will be interested in our product. After we raise 66% of all necessary funding, we will expand to other major cities of Turkey.

MARKETING

In the beginning of our operations, marketing will be conducted by our Director, BADRIA ALHUSSIN. We will launch an integrated marketing campaign that is specifically developed to showcase the strengths of our business model and products, as well as our guarantee of quality and satisfaction, and our value proposition that offers more value to customers than any available alternatives. By developing a strong reputation for exceptional style, quality and value, we can be assured that our current customers will not have any reason to look elsewhere for our products and readily recommend us.

We intend to design bright advertising leaflets in which we will emphasize advertising placement opportunities on our product. Leaflets will be handed out in large street cafe networks, as well as fast food networks in malls and entertainment centers. These leaflets will motivate them via an opportunity to advertise through prints on our paper cups, which will raise their brand awareness and image. Besides, advertising on paper cups is widely used among big companies during large-scale advertising campaigns, or for new product announcement. We will prepare an offer for such companies and send it by mail with advertising leaflets. This would pick an interest in our potential clients.

Upon raising 2/3 and more of intended amount we shall advertise our product in media, on radio, TV and on billboards. Such marketing action will raise awareness among people and increase wholesale customers trust in our company.

We have already identified the target market segment. We will execute a multi-level marketing and advertising campaign, consisting of visual advertising through direct mail, online marketing through our own website, and coupons on group buying websites such as Groupon. We will also be active in social media to raise awareness of our products. This is a proven, valid strategy in the price competitive market that we are operating in. This strategy generates a repeated customer base that will be critical to our long term success.

We will then sign contracts with entertainment agencies that specialize in events organization, so that they will be interested to offer our product to their clients. All our partners in this area will be getting an agreed percentage from sales. This will also give us an opportunity to advertise ourselves among agencies and their clients, thereby raising customer awareness of our high quality product.

EQUIPMENT

We have purchased fully-automatic portable paper cup forming, which doesn't require high technical skills to complete the product manufacturing process. The machine delivery set includes all necessary equipment and primary products for machine installation and testing. The cost of one paper cup forming machine is $8,000, including delivery, customs clearance and the equipment set.

The paper cup forming machine is not large and does not require any special care, but is rather easy to operate and clean. To the date, we have already purchased one paper cup forming machine, model ATW-ZB318.

AUTOMATED PAPER CUP FORMING MACHINE TECHNICAL SPECIFICATIONS:

Model Number:                                ATW-ZB318
Total power:                                 380v
Net weight:                                  1,350 kg
Dimensions:                                  2,500 * 1,200 * 1,400 mm
Production capacity:                         45 - 55 pcs/min

Item:                                        Paper cup forming machine ATW-ZB318
Import:                                      Panama
Export:                                      Turkey
Item cost:                                   $5,000
Country of origin:                           China
Delivery and insurance expenses:
Delivery cost:                               $1,650
Insurance cost:                              $  350
Total:                                       $7,000
DTA:                                         $ 0.00
VAT:                                         $1,000
Total: unit, import, customs and taxes:      $8,000

SUPPLIES

The raw materials necessary for all paper cups production are special laminated paper that comes in rolls and toners for logo printing.

For the initial stage, we have a minimal stock of raw materials for the paper cup production. We have just enough materials to test our machines and produce some test samples for distribution among our potential clients and partners.

The cost of raw materials for production of 50 paper cups (set) will be approximately $1.8 depending on the print and its size. The price of raw materials will be less, as soon as we are able to purchase bigger volumes of the raw materials.

FREIGHT

We will be shipping all paper cup forming machines together with the raw materials from Panama to Turkey in the same manner that we did with our first machine. All the necessary equipment and supplies are being bought from the same manufacturer, which makes it simple for us to organize door-to-door deliveries. Our Panama supplier is ready to offer a better price on the machines and supplies, depending on the volumes purchased from them.

CONTRACTS

As of June 25, 2014 we have entered into a contract of "Sale of Goods" where Nimtech, Corp. (the "Seller") will sell Paul Cafeteria (the "Buyer") Paper cups for coffee and tea. Buyer shall make payment for the goods at the time when, and at the place where, the goods are received by buyer. A copy of the Contract is filed as exhibit 10.2 to this registration statement

We have signed a lease agreement as of January 8, 2014 commencing March 1, 2015 for the term of 2 years with ISMAIL KAYA in Istanbul, Turkey, where we will locate our paper cup forming machine. There is a large 4-story building with many premises available, so the owner is ready to provide us with a bigger premise upon necessity. Property lease expenses are $500 per month; $6,000 of annual lease.

A copy of the Lease Agreement is filed as exhibit 10.3 to this registration statement.

Expansion of our business depends on the amount of obtained finance. We plan to sell our product in major cities throughout Turkey that seem promising for our kind of business, such as Izmir, Antalya and Adana and resort cities such as Kemer, Belek, Alanya, Marmaris. We are not planning to rent another premise in any of these cities for manufacturing purposes, as it will be cheaper for us to have our paper forming machines in Istanbul and use delivery company services for product shipping.

We will sign agreements with event agencies and sell our product to their clients. We are ready to provide commission on sales up to 20%.

OFFICE

Our Director is providing her office for our company at no charge. We plan to purchase office equipment locally on demand as we earn profits in our paper cup sales.

REVENUE

1 paper cup forming machine makes 50 cups per one cycle. We intend to sell our cups for $3.85 per 50 cups.

We do not require additional warehousing because all products will be going directly to our distributors or wholesale customers from the manufacturer, and this will substantially bring our cost down.

We will provide the following discounts depending on the amount of orders and at the discretion of our Director for regular customers - up to 10% off.
for wholesale clients - up to 40% off.

PERSONNEL

As for now, we don't have a service engineer to service and operate our machine. Our President and Director, Badria Alhussin is performing all administrative work in this period as it takes no more than 20 hours per week.

We may increase working hours up to 40 per week (full-time position) for the service engineer if we purchase more paper cup forming machines.

We will open a position of sales manager, once we get more than one machine. The sales manager will get 15% of monthly sales.

COMPETITION

Many obstacles exist in entering the market of paper dishware, and our competition is significantly high. There are many local and international companies providing a similar product. We will be in direct competition with them. Many of these companies have a greater and wider client base than we do. We may potentially lose our business because of such companies. Moreover, many of these companies will be able to offer better prices for similar products, which may cause us to lose potential clients.

Nimtech Corp has not yet entered the market. We have signed a contract with Paul Cafeteria and we have several more companies ready to cooperate. Once we start the manufacture process, we will become one of many paper cup manufacturers. Almost every our competitor has significantly more financial resources, as well as experience and management skills. Therefore, we are in a competitively unfavorable position to produce such a product and become a successful company in the paper cup production and supply industry. Therefore, Nimtech Corp. may possibly not become strong in this market.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our Director - Badria Alhussin, who will initially perform all works in the production and organization of our business, besides part-time workers hired for temporal and short-term works.

Our Director will be devoting approximately twenty hours per week to our operations. Depending on the number of shares we will be able to sell in this offer, she has agreed to commit more time as required.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that these regulations will have a material impact on the way we conduct our business.

FINANCE

We are planning to raise $90,000 through public offering. We have no guarantee of obtaining the amount planned. The following is the list of estimated expenses for the financial support of our business plan and operations.

Percentage of shares sold               33%              66%              100%
-------------------------             -------          -------          -------
Gross income                          $30,000          $60,000          $90,000
Number of paper cup forming
 machines to be purchased                   1                2                3
Legal and Professional fees           $ 7,000          $ 7,000          $ 7,000
Lease expenses                        $ 6,000          $ 6,000          $ 6,000
Raw materials                         $ 3,000          $ 8,000          $12,000
Testing                               $ 1,000          $ 2,000          $ 3,000
Paper cup forming machines            $ 8,000          $16,000          $24,000
Marketing                             $ 3,100          $15,500          $30,700
Website                                    --          $ 2,000          $ 2,000
Salary                                $ 1,800          $ 2,700          $ 3,600
Other expenses                        $   100          $   800          $ 1,700

The above figures represent only estimated costs.

12 MONTH PLAN OF OPERATION

Nimtech Corp. was incorporated to develop business in production and sales of paper cups. We intend to sell 100% of shares and purchase 3 additional automated paper cup forming machines.

We have chosen Istanbul, Turkey for our business startup and intend to expand to other major cities in Turkey. We have already purchased one paper cup forming machine and signed lease agreement with Ismail Kaya, Istanbul, Turkey, where we will locate our paper cup forming machine.

Our President and director Badria Alhussin, will be devoting approximately 30% of her time to our operations. Once we start manufacture process and are able to attract more customers to buy our product, she has agreed to commit more time as required. On the first stage of our development Badria Alhussin is ready to lend money to Nimtech Corp. to cover initial administrative duties.

We believe we can satisfy our cash requirements during the next 12 months. We do not expect to purchase plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably sell our products. We may not sell all shares at once, therefore we provided for all possible ways to do our business. If we sell 33% of shares in given offer, we purchase one paper cup forming machine. We have already purchased one paper cup forming machine with help of our director, who has lent us the necessary amount. We will purchase another one, two or three machines if we sell 33%, 66% or 100% of shares. Minimum estimated amount necessary to start our business is $30,000. We need assets to cover our costs for purchase and delivery of paper cup forming machine, general business and administrative costs, marketing costs, raw materials.

IF $30,000 RAISED

LEASING EXPENSES
Time frame: 1st month - forward.
Estimate cost: $6,000.

To the date, we have signed lease agreement as of January 8, 2014 coming into force March 1, 2015 for the term of 2 years with Ismail Kaya, Istanbul, Turkey, where we will place our first paper cup forming machine, and create storage areas to store supplies and finished products.

Property lease expenses is $500 per month; annual lease is $6,000.

MACHINES FOR PAPER CUPS PRODUCTION, MODEL ATW-ZB318
Time frame: 2nd month.
Estimated cost: $8,000.

If we sell 33% of shares in this offer, we purchase one paper cup forming machine for the cost of $8,000, including costs for transportation, customs and taxes. Our director has covered expenses for purchase of our first machine already, so if raising $30,000 we will be able to purchase one more.

SET UP AND TEST PAPER CUP FORMING MACHINE
Time Frame: 2nd - 3rd months.
Estimated Cost: $1,000.

The machine we purchased before has already been tested. Once we get second machine, we plan to install and test it at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $ 1,000.

SUPPLIES
Time frame: 2nd - 3rd months.
Estimate cost: $3,000

We plan to purchase minimal amount of raw materials necessary. The cost of raw materials we will purchase if we raise $30,000 will be $3,000.

MARKETING
Time frame: 6th - 12th months.
Estimated cost: $3,100

Following table reflects promotional activities if $30,000 raised.

Marketing

Leaflets, booklet,        Internet advertising,
catalogues, other           banners, landing
     printed                pages, groups in
  advertisement             social networks         Free samples       Total
  -------------             ---------------         ------------       -----

     $1,000                    $1,100                  $1,000          $3,100

SALARY
Time frame: 5th - 12th months.
Estimated cost: $1,800

If we sell 33% of shares, we will hire service engineer for 20h/week to service and operate our paper cup forming machines. Monthly rate is $300. His salary will be $1,800 for 6 months.

OTHER EXPENSES
Estimated cost: $100

Other expenses consist of: phone calls, internet, employees hiring, office expenses, cleaning.

TOTAL COST OF ALL OPERATIONS: $23,000

To implement our plan of operations ($23,000) and pay ongoing legal fee associated with public offering ($7,000) we require a minimum of $30,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing campaign and purchase of raw materials.

IF $60,000 RAISED

We suppose at this stage of development we will be ready for expansion. We intend to sell our product in other major cities such as Izmir, Antalya and Adana. Product delivery will be executed by local delivery company.

LEASING EXPENSES.
Time frame: 1st month - forward.
Estimate cost: $6,000.

To the date, we have signed lease agreement as of 01/08/2014 coming into force March 1, 2015 for the term of 2 years with Ismail Kaya, Istanbul, Turkey, where we will place our first paper cup forming machine, and create storage areas to store supplies and finished products.
Property lease expenses is $500 per month; annual lease is $6,000.

MACHINES FOR PAPER CUPS PRODUCTION, MODEL ATW-ZB318
Time frame: 2nd month.
Estimated cost: $16,000.

If we sell 66% of shares in this offer, we purchase two paper cup forming machines for the cost of $16,000, including costs for transportation, customs and taxes. Our director has covered expenses for purchase of our first machine already, so if raising $60,000 we will be able to purchase two more.

SET UP AND TEST PAPER CUP FORMING MACHINE
Time Frame: 2nd - 3rd months.
Estimated Cost: $2,000.

The machine we purchased before has already been tested. Once we get two more machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $ 1,000 per one paper cup forming machine.

SUPPLIES
Time frame: 2nd - 3rd months.
Estimate cost: $8,000

We plan to purchase minimal amount of raw materials necessary. The cost of raw materials we will purchase if we raise $60,000 will be $8,000.

WEBSITE.
Time frame: 4th - 5th months.
Estimated cost: $2,000

We will develop our e-commerce ready website with online store capabilities. Our president and director, Badria Alhussin will be in charge of registering our web domain. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the lifetime of our operations.

MARKETING
Time frame: 6th - 12th months.
Estimated cost: $15,500

Following table reflects promotional activities if $60,000 raised.

Marketing

Leaflets, booklet,   Internet advertising,                Advertising
catalogues, other      banners, landing                   in media, on
     printed           pages, groups in                    radio, TV,
  advertisement        social networks     Free samples    billboards     Total
  -------------        ---------------     ------------    ----------     -----
     $3,700                 $5,300            $2,000         $4,500      $15,500

SALARY
Time frame: 5th - 12th months.
Estimated cost: $2,700

If we sell 66% of shares, we will hire service engineer for 30h/week to service and operate our paper cup forming machines. Monthly rate is $450. His salary will be $2,700 for 6 months.

OTHER EXPENSES
Estimated cost: $800

Other expenses consist of: phone calls, internet, employees hiring, office expenses, cleaning.

TOTAL COST OF ALL OPERATIONS: $53,000

To implement our plan of operations ($53,000) and pay ongoing legal fee associated with public offering ($7,000) we require a minimum of $60,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional paper cup forming machines and purchase of raw materials.

IF $90,000 RAISED

At this stage we will continue expansion and strengthen our position at existing locations. We intend to sell our product in other major cities such as Izmir, Antalya and Adana and also cover resort areas, such as Kemer, Belek, Alanya, Marmaris. Product delivery will be executed by local delivery company.

LEASING EXPENSES.
Time frame: 1st month - forward.
Estimate cost: $6,000.

To the date, we have signed lease agreement as of 01/08/2014 coming into force March 1, 2015 for the term of 2 years with Ismail Kaya, Istanbul, Turkey, where we will place our first paper cup forming machine, and create storage areas to store supplies and finished products.
Property lease expenses is $500 per month; annual lease is $6,000.

MACHINES FOR PAPER CUPS PRODUCTION, MODEL ATW-ZB318
Time frame: 2nd month.
Estimated cost: $24,000.

If we sell 100% of shares in this offer, we purchase three paper cup forming machines for the cost of $24,000, including costs for transportation, customs and taxes. Our director has covered expenses for purchase of our first machine already, so if raising $90,000 we will be able to purchase three more.

SET UP AND TEST PAPER CUP FORMING MACHINE
Time Frame: 2nd - 3rd months.
Estimated Cost: $3,000.

The machine we purchased before has already been tested. Once we get three more machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $1,000 per one paper cup forming machine.

SUPPLIES
Time frame: 2nd - 3rd months.
Estimate cost: $12,000

We plan to purchase minimal amount of raw materials necessary. The cost of raw materials we will purchase if we raise $90,000 will be $12,000.

WEBSITE.
Time frame: 4th - 5th months.
Estimated cost: $2,000

We will develop our e-commerce ready website with online store capabilities. Our president and director, Badria Alhussin will be in charge of registering our web domain. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the lifetime of our operations.

MARKETING
Time frame: 6th - 12th months.
Estimated cost: $30,700

Following table reflects promotional activities if $90,000 raised.

Marketing

Leaflets, booklet,   Internet advertising,                Advertising
catalogues, other      banners, landing                   in media, on
     printed           pages, groups in                    radio, TV,
  advertisement        social networks     Free samples    billboards     Total
  -------------        ---------------     ------------    ----------     -----
     $5,700                $10,800            $2,700         $11,500     $30,700

SALARY
Time frame: 5th - 12th months.
Estimated cost: $3,600

If we sell 100% of shares, we will hire a service engineer for 40h/week to service and operate our paper cup forming machines. Monthly rate is $600. His salary will be $3,600 for 6 months.

OTHER EXPENSES
Estimated cost: $1,700

Other expenses consist of: phone calls, internet, employees hiring, office expenses, cleaning.

TOTAL COST OF ALL OPERATIONS: $83,000

To implement our plan of operations ($83,000) and pay ongoing legal fee associated with public offering ($7,000) we require a minimum of $90,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional paper cup forming machines and purchase of raw materials.

We plan to implement our business plan as soon as funds from public offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 33%, 66% and 100% of shares, respectively. There is no assurance that we will raise the full $90,000 as anticipated.

Percentage of shares sold              33%              66%              100%
-------------------------            -------          -------          -------
Gross investment receipts            $30,000          $60,000          $90,000
Number of paper cup forming
 machines                                  1                2                3
Legal and Professional fees          $ 7,000          $ 7,000          $ 7,000
Lease expenses                       $ 6,000          $ 6,000          $ 6,000
Raw materials                        $ 3,000          $ 8,000          $12,000
Testing                              $ 1,000          $ 2,000          $ 3,000
Paper cup forming machines           $ 8,000          $16,000          $24,000
Marketing                            $ 3,100          $15,500          $30,700
Website                                   --          $ 2,000          $ 2,000
Salary                               $ 1,800          $ 2,700          $ 3,600
Other expenses                       $   100          $   800          $ 1,700

THE ABOVE FIGURES REPRESENT ONLY ESTIMATED COSTS.

In summary, during 1st-5th months we should have established our office, developed our website and purchased equipment. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be executing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion of our offering.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director                 Age             Position
  -----------------------                 ---             --------
Badria Alhussin                           62     President, Secretary, Treasurer
str.100,Emirhan, 10/2, bld. A, Turkey            and Director

BADRIA ALHUSSIN has acted as our President, Treasurer and sole Director since our incorporation on February 4, 2014. Badria Alhussin was born in Syria in 1952 in Edlib, Syria. Badria earned Master Degree in Audit and Accounting in Damascus University.

The following is a brief description of the business experience of our executive officer:

- Hadiga school, Homa, Syria
- Accountant  Assistant at Ahmed Ghattour & Co, Libya       1999 - 2003
- Deputy Chief Accountant at Land Liz, Ukraine              2003 - 2006
- Sales manager at Inditex, Turkey                          2007 - 2009
- Chief sales manager at Inditex, Turkey                    2009 - 2013
- owner and director at Nimtech Corp                        2014

During the past ten years, Mrs. Alhussin has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mrs. Alhussin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mrs. Alhussin's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her or his respective successor is elected and qualified, or until she or he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Badria Alhussin, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the "Named Executive Officers") from inception on February 4, 2014 until July 31, 2014:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position        Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ----     ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Badria          February    -0-        -0-        -0-        -0-           -0-            -0-            -0-           -0-
Alhussin,       04, 2014
President and   to July
Treasurer       31, 2014

There are no current employment agreements between the company and its officers.

Mrs. Alhussin currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period from February 4, 2014 (inception) to July 31, 2014:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Badria         -0-         -0-         -0-             -0-              -0-              -0-           -0-
Alhussin

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Badria Alhussin will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On June 5, 2014, we issued a total of 3,500,000 shares of restricted common stock to Badria Alhussin, our president and director in consideration of $3,500.

Further, Mrs. Alhussin has advanced funds to us. As of July 31, 2014, Mrs. Alhussin has advanced to us $5,807. Mrs. Alhussin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mrs. Alhussin. Mrs. Alhussin will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mrs. Alhussin does not bear interest. There is no written agreement evidencing the advancement of funds by Mrs. Alhussin or the repayment of the funds to Mrs. Alhussin. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------
 Common Stock      Badria Alhussin           3,500,000 shares of         100%
                   str.100, Emirhan,         common stock (direct)
                   10/2, bld. A, Turkey

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 31, 2014. As of July 31, 2014, there were 3,500,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Nimtech Corp has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 9,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Badria Alhussin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mrs. Alhussin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mrs. Alhussin will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mrs. Alhussin is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mrs. Alhussin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mrs. Alhussin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Nimtech Corp will receive all proceeds from the sale of the 9,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Nimtech Corp has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Nimtech Corp will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2014, there were 3,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Nimtech Corp or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                    EXPERTS

The Law Offices of Scott Olson, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Ron our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

                             AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is July 31, 2014. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC

Our financial statements from inception to July 31, 2014, immediately follow:

                                  NIMTECH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                          AUDITED FINANCIAL STATEMENTS

        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of July 31, 2014                                            F-2

Statement of Operations for the period February 4, 2014 (inception)
to July 31, 2014                                                             F-3

Statement of Changes in Stockholder's Equity for the period from
February 4, 2014 to July 31, 2014                                            F-4

Statement of Cash Flows for the period from February 4, 2014 (Inception)
to July 31, 2014                                                             F-5

Notes to the Audited Financial Statements                                    F-6

                       [LETTERHEAD OF CUTLER & CO., LLC]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
Nimtech Corp.
Sanliurfa, Turkey

We have audited the accompanying balance sheets of Nimtech Corp. (a development stage company) as of July 31, 2014 and the related statement of operations, changes in stockholder's equity and cash flows for the period from February 4, 2014 (inception) to July 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nimtech Corp. as of July 31, 2014 and the related statement of operations and cash flows for the period from February 4, 2014 (inception) to July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (February 4, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Cutler & Co LLC
----------------------------------
Arvada, Colorado
October 14, 2014

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF JULY 31, 2014


                                                                   July 31, 2014
                                                                   -------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  1,124
                                                                      --------
Total Current Assets                                                     1,124

Fixed Assets
  Equipment                                                              8,047
                                                                      --------
Total Fixed Assets                                                       8,047
                                                                      --------

Total Assets                                                          $  9,171
                                                                      ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $  5,807
                                                                      --------
Total Current Liabilities                                                5,807
                                                                      --------

Total Liabilities                                                        5,807

Commitments and Contingencies

Stockholder's Equity
  Common stock, par value $0.001; 75,000,000 shares
   authorized, 3,500,000 shares issued and outstanding                   3,500
  Additional paid in capital                                                --
  Deficit accumulated during the development stage                        (136)
                                                                      --------
Total Stockholder's Equity                                               3,364
                                                                      --------

Total Liabilities and Stockholder's Equity                            $  9,171
                                                                      ========


                 See accompanying notes to financial statements.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


                                                             For the period from
                                                               February 4, 2014
                                                                (Inception) to
                                                                 July 31, 2014
                                                                 -------------

REVENUES                                                          $       --

OPERATING EXPENSES
  General and Administrative Expenses                                    136
                                                                  ----------
TOTAL OPERATING EXPENSES                                                 136
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (136)

PROVISION FOR INCOME TAXES                                                --
                                                                  ----------

NET LOSS                                                          $     (136)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)*
                                                                  ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 1,127,119
                                                                  ==========

----------
* denotes a loss of less than $(0.01) per share.


                 See accompanying notes to financial statements.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014

                                                                                 Deficit
                                                                               Accumulated
                                          Common Stock          Additional     during the        Total
                                       -------------------       Paid-in       Development    Stockholders'
                                       Shares       Amount       Capital          Stage          Equity
                                       ------       ------       -------          -----          ------
Inception, February 4, 2014
 (inception)                                --     $    --       $    --        $    --         $    --

Shares issued for cash at $0.001
 per share on June 5, 2014           3,500,000       3,500            --             --           3,500

Net loss for the period ended
 July 31, 2014                              --          --            --           (136)           (136)
                                     ---------     -------       -------        -------         -------
Balance, July 31, 2014               3,500,000     $ 3,500       $    --        $  (136)        $ 3,364
                                     =========     =======       =======        =======         =======


                 See accompanying notes to financial statements.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


                                                             For the period from
                                                               February 4, 2014
                                                                (Inception) to
                                                                 July 31, 2014
                                                                 -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (136)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (136)

CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                              (8,047)
                                                                   --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                             (8,047)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  3,500
  Loans from director                                                 5,807
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           9,307

NET INCREASE IN CASH                                                  1,124

Cash, beginning of period                                                --
                                                                   --------

Cash, end of period                                                $  1,124
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $     --
                                                                   ========
  Income taxes paid                                                $     --
                                                                   ========


                 See accompanying notes to financial statements.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

NIMTECH CORP. ("the Company", "we", "us" or "our") was incorporated in the State of Nevada on February 4, 2014. We are a development-stage company formed to manufacture and sell paper cup products. We have chosen Istanbul, Turkey for our business startup and intend to expand to other major cities in Turkey We have already purchased one paper cup forming machine and signed a lease agreement with Ismail Kaya, Istanbul, Turkey, where we will locate our paper cup forming machine.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues and incurred losses from February 1, 2014 through July 31, 2014. The Company currently has capital working capital deficit, has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time and currently does not have the funding available to implement its business plan. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company's year-end is July 31.

DEVELOPMENT STAGE COMPANY
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclosed activity since the date of its inception (February 4, 2014) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business. All losses accumulated since Inception (February 4, 2014) have been considered as part of the Company's development stage activities. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,124 of cash as of July 31, 2014.

FAIR VALUE OF FINANCIAL INSTRUMENTS
ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets; Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 5 - 7 years.

No depreciation was charged during the period from February 4, 2014 to July 31, 2014 as the equipment purchased by the Company during this period was not used during the period.

INCOME TAXES
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

REVENUE RECOGNITION
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ADVERTISING COSTS
The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from February 4, 2014 (inception) to July 31, 2014.

STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


BASIC INCOME (LOSS) PER SHARE
The Company computes income (loss) per share in accordance with FASB ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the period from February 4, 2014 (inception) to July 31, 2014 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

COMPREHENSIVE INCOME
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our inception there were no differences between our comprehensive loss and net loss.

RECENT ACCOUNTING PRONOUNCEMENTS
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 - LOAN FROM DIRECTOR

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from February 4, 2014 (Inception) to July 31, 2014, our sole director has loaned to the Company $5,807.

The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $5,807 as of July 31, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On June 5, 2014, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of July 31, 2014.

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


NOTE 6 - COMMITMENTS AND CONTINGENCIES

Contractual commitments

The Company has signed lease agreement as of January 8, 2014 coming into force March 1, 2015 with Ismail Kaya, Istanbul, Turkey, for 2 year term, where we have located our first paper cup forming machine. The premise allows us to place up to 4 paper cup forming machines. According to the agreement we lease 50 square meters of premises on the first floor of the building at Perpa Ticaret Merkezi, B Blok, Kat: 9, No: 1524, Istanbul. The agreed annual rental fee is $6,000 for the first year of lease and will be reduced to $5,400 for the second year of lease. The agreement provides for lease extension for an additional one year term upon written notice from the Company. At this time we do not have the funding to meet the liability arising under this lease

TERMS: This term of lease is for 2 YEAR from March 01, 2015 to March 01, 2017 inclusive. Upon its expiration, this lease may be renewed under such terms and conditions as my be mutually agreed upon by both parties, written notice of intention to renew the lease shall be served to the LESSOR not later than seven
(7) days prior to the expiry date of the period herein agreed upon.

Litigation

We were not subject to any legal proceedings during the period from February 4, 2014 (Inception) to July 31, 2014 and No legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 - INCOME TAXES

As of July 31, 2014, the Company had net operating loss carry forwards of approximately $136 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which July arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                   July 31, 2014
                                                                   -------------
Federal income tax benefit attributable to:
  Current Operations                                                  $     46
  Less: valuation allowance                                                (46)
                                                                      --------
Net provision for Federal income taxes                                $      0
                                                                      ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   July 31, 2014
                                                                   -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                        $     46
  Less: valuation allowance                                                (46)
                                                                      --------
Net deferred tax asset                                                $      0
                                                                      ========

                                  NIMTECH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE PERIOD FROM FEBRUARY 4, 2014 (INCEPTION) TO JULY 31, 2014


Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $136 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from July 31, 2014 to the date these financial statements were issued, October 14, 2014 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        75,000,000 SHARES OF COMMON STOCK

                                  NIMTECH CORP

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2014, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                                   $    10.46
      Printing Expenses                                      $    89.54
      Accounting Fees and Expenses                           $ 1,000.00
      Auditor Fees and Expenses                              $ 2,000.00
      Legal Fees and Expenses                                $ 2,500.00
      Transfer Agent Fees                                    $ 1,400.00
                                                             ----------
      TOTAL                                                  $ 7,000.00
                                                             ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On June 5, 2014, Nimtech Corp offered and sold 3,500,000 share of common stock to our president and director, Badria Alhussin, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Nimtech Corp made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                        Description of Exhibit
------                        ----------------------
 3.1               Articles of Incorporation of the Registrant
 3.2               Bylaws of the Registrant
 5.1               Opinion re:  Legality and Consent of Counsel
10.2               Contract of sale of goods
10.3               Lease agreement
10.4               Verbal Agreement
23.1               Consent of Cutler & Co., LLC.
99.1               Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Sanliurfa, Turkey on October 17, 2014.

                                      NIMTECH CORP


                                      By: /s/ Badria Alhussin
                                         ---------------------------------------
                                      Name:  Badria Alhussin
                                      Title: President and Treasurer
                                             (Principal Executive, Financial and
                                             Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                       Title                           Date
     ---------                       -----                           ----


/s/ Badria Alhussin
-------------------------   President, Treasurer, Secretary     October 17, 2014
Badria Alhussin             and Director
                            (Principal Executive, Financial
                            and Accounting Officer)